                       CONTINUITY OF INTEREST AGREEMENT


      The undersigned shareholder(s) ("Controlling Shareholders") of Industries, Inc., a corporation ("EI"), hereby enter into this Agreement for the purposes hereinafter set forth.

Witnesseth:

      WHEREAS, Zapata Corporation, a Delaware corporation ("Parent"), Zapata Energy Industries, Inc., a Delaware corporation ("Sub"), Controlling Shareholders and EI, among others, have entered into a Merger, Purchase and Sale Agreement dated as of August 5, 1993, as amended November 4, 1993 (as so amended the "Merger, Purchase and Sale Agreement");

      WHEREAS, pursuant to the Merger, Purchase and Sale Agreement and in accordance with the applicable provisions of the statutes of the States of Texas and Delaware, EI will merge (the "Merger") with and into Sub and, pursuant to the Merger, (a) all shares of common stock of EI ("EI Common Stock") owned by EI or held in the treasury of EI, shall be canceled and shall cease to exist from and after the Effective Time (as the term "Effective Time" is defined in Section 2.6(c) of the Merger, Purchase and Sale Agreement); and (b) each remaining issued and outstanding share of EI Common Stock shall be converted into, and become exchangeable for the number of shares of validly issued, fully paid and nonassessable common stock, without par value, of Parent ("Parent Common Stock") equal to the ratio set forth in Section 2.6(f)(ii)(a) of the Merger, Purchase and Sale Agreement, and for cash equal to the ratio set forth in Section 2.6(f)(ii)(b) of the Merger, Purchase and Sale Agreement;

      WHEREAS, the Parent, Sub, the Controlling Shareholders and EI are willing to consummate the Merger only if such transaction will qualify as a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, the controlling shareholders agree as follows:

      1. Each of the Controlling Shareholders represents and warrants that he has, and as of the Effective Time will have, no present plan, intention or arrangement to sell, transfer or otherwise dispose of a number of shares of Parent Common Stock to be received in the Merger that would reduce former EI shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the issued and outstanding capital stock of EI immediately prior to the Effective Time. For purposes of this Agreement, shares of EI stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding EI stock on the date of the Merger. Moreover, shares of EI stock and shares of Parent Common Stock held by EI shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Effective Time of the Merger will be so considered for purposes of this Agreement.

      2. The Controlling Shareholders represent that as of the date hereof each owns shares of EI Common Stock in the amounts set forth on Exhibit "A" hereto.

      3. Each of the Controlling Shareholders agree that prior to the Effective Time of the Merger, he will not sell, transfer or otherwise dispose of any EI Common Stock.

      4. Subject to the terms of the Escrow Agreement, dated November 9, 1993, between Parent, the Controlling Shareholders and Texas Commerce Bank--Houston, each of the Controlling Shareholders agree that, for a period of one year after the Effective Time of the Merger (the "Post-Merger Continuity Period") and except for such a transaction by and among the Controlling Shareholders only, he will not sell, transfer or otherwise dispose of an aggregate number of shares of Parent Common Stock having a value, as of the date of the Merger, of more than 50 percent of the value of all of the issued and outstanding capital stock of EI immediately prior to the Effective Time. For purposes of this Agreement, shares of EI stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding EI stock on the date of the transaction. Moreover, shares of EI stock and shares of Parent Common Stock held by EI shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Effective Time of the Merger will be considered for purposes of this Agreement. Nothing in this Agreement shall prohibit either of the Controlling Shareholders from pledging any or all of the Parent Common Stock received by him pursuant to the Merger, Purchase and Sale Agreement as collateral to secure bona fide indebtedness of such Controlling Shareholder to a financial institution, provided that such institution agrees to be subject to restrictions on the sale, transfer or disposal of any such stock which are similar to those set forth herein, provided, however, that no such restrictions shall apply to the institution's ability to seize and dispose of the collateral in the event of default.

      5. This Agreement shall be binding upon and shall be enforceable against the successors of the Controlling Shareholders.

      6. This Agreement shall not be modified, amended, altered or supplemented except by a written agreement executed by all of the parties hereto. In the event of a termination of the Merger, Purchase and Sale Agreement pursuant to the terms of Article VII thereof, or in the event that the Merger is otherwise not consummated on or before December 1, 1993, this Agreement shall also terminate.

      7. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Continuity of Interest Agreement to be duly executed this 18th day of November, 1993 to be effective for all purposes as of November 9, 1993.


                                            -----------------------------------
                                            Peter M. Holt


                                            -----------------------------------
                                            Benjamin D. Holt, Jr.



                                            PETER HOLT H-R TRUST


                                            By: _______________________________
                                                Peter M. Holt
                                                Trustee


                                            S STOCK GST TRUST FOR
                                            PETER M. HOLT


                                            By: _______________________________
                                                Peter M. Holt
                                                Trustee


                                            By: _______________________________
                                                Benjamin D. Holt, Jr.
                                                Trustee

                                            HOLT CORPORATE STOCK LIFE
                                            TRUST--1985


                                            By: _______________________________
                                                Peter M. Holt
                                                Trustee


                                            HOLT CORPORATE STOCK MARITAL
                                            TRUST--1985


                                            By: _______________________________
                                                Peter M. Holt
                                                Trustee

                                  Exhibit "A"

                          ALLOCATION OF ZAPATA SHARES

                        Energy Industries Shareholders

                                                               NUMBER OF SHARES
                                                               ----------------
Peter Holt                                                        4,809,844

Peter Holt H-R Trust                                                140,164

S Stock GST Trust for
Peter M. Holt                                                     1,102,389

Benjamin D. Holt, Jr.                                             3,200,486

Holt Corporate Stock Life
Trust--1985                                                       1,004,429

Holt Corporate Stock Marital
Trust--1985                                                       1,037,910

S Stock GST Trust for
Benjamin D. Holt III                                              1,102,389

S Stock GST Trust for
Anne Holt                                                         1,102,389
                                                                 ----------
                                                                 13,500,000

(3179)